Sportsman's Warehouse Holdings, Inc. Announces

Second Quarter and First Half 2020 Financial Results

WEST JORDAN, Utah, September 2, 2020--Sportsman's Warehouse Holdings, Inc. ("Sportsman's Warehouse" or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen and twenty-six weeks ended August 1, 2020.

“The second quarter was record-breaking for Sportsman’s Warehouse. I am very proud of the Sportsman’s Warehouse team as they worked to keep our associates and customers safe during this sustained surge in our business,” said Jon Barker, Sportsman’s Warehouse CEO. “Same store sales were up 61% in the second quarter of 2020 as compared to the same period last year, primarily due to market share gains, a significant increase in participants in outdoor activities, and social unrest.”

Mr. Barker continued, “We are very pleased with the growth of our ecommerce-driven business, which increased over 300% for the quarter versus prior year. We are also highly encouraged by the strong start of our new small-format store in Laramie, Wyoming that opened at the beginning of August. We believe this concept will facilitate our ability to profitably penetrate many small and mid-sized markets across the country.”

“Thanks to the strong financial performance of our business so far this year, we paid down a significant portion of our debt and ended the second quarter nearly debt-free. We see our financial flexibility as a competitive advantage enabling us to invest for long-term growth and profitability.”

For the thirteen weeks ended August 1, 2020:

●	Net sales were $381.0 million, an increase of $169.2 million, or 79.9%, as compared to the second quarter of fiscal year 2019. The net sales increase was primarily due to a surge in demand across all major categories, led by our hunting and shooting category, as well as strong growth in our eCommerce platform compared to the prior year period.

●	Same store sales increased 61.0% during the second quarter of 2020 compared to the second quarter of 2019.

●	Gross profit was $129.1 million or 33.9% of net sales, as compared to $73.2 million or 34.6% of net sales in the comparable prior year period, a year-over-year increase of $55.9 million in gross profit and a 70-basis point decrease in gross profit margin.

●	Net income was $32.5 million compared to net income of $5.5 million in the second quarter of 2019. Adjusted net income was $33.6 million compared to adjusted net income of $5.7 million in the second quarter of 2019 (see “GAAP and Non-GAAP Measures”).

●	Adjusted EBITDA was $53.6 million compared to $15.8 million in the comparable prior year period (see "GAAP and Non-GAAP Measures").

●	Diluted earnings per share were $0.73 compared to a diluted earnings per share of $0.13 in the comparable prior year period. Adjusted diluted earnings per share were $0.76 compared to adjusted diluted earnings per share of $0.13 for the comparable prior year period (see "GAAP and Non-GAAP Measures").

For the twenty-six weeks ended August 1, 2020:

●	Net sales were $627.8 million, an increase of $242.0 million, or 62.7%, as compared to the first half of fiscal year 2019. The net sales increase was primarily due to a surge in demand across all major categories, led by our hunting and shooting category, as well as strong growth in our eCommerce platform compared to the prior year period.

●	Same store sales increased 46.5% during the first half of 2020 compared to the first half of 2019.

●	Gross profit was $203.9 million or 32.5% of net sales, as compared to $127.4 million or 33.0% of net sales for the comparable prior year period, a year-over-year increase of $76.5 million in gross profit and a 60-basis point decrease in gross profit margin.

●	Net income was $31.3 million compared to net income of $0.0 million in the first half of 2019. Adjusted net income was $34.0 million compared to adjusted net income of $0.5 million in the first half of 2019 (see “GAAP and Non-GAAP Measures”).

●	Adjusted EBITDA was $61.8 million compared to $16.2 million in the first half of 2019 (see "GAAP and Non-GAAP Measures").

●	Diluted earnings per share were $0.71 for the twenty-six weeks ended August 1, 2020 compared to diluted earnings per share of $0.00 for the same period last year. Adjusted diluted earnings per share were $0.77 for the twenty-six weeks ended August 1, 2020 compared to adjusted diluted earnings per share of $0.01 for the same period last year (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of August 1, 2020:

●	Total net debt was $6.5 million, consisting of $12.3 million in cash on hand, $2.9 million outstanding under the Company’s revolving credit facility, and $15.9 million outstanding under the term loan, net of unamortized debt issuance costs. This is a reduction of $150.9 million of net debt year-over-year.

●	Total liquidity was $183.5 million as of the end of the second quarter of 2020, comprised of $171.2 million of availability on the revolving credit facility and $12.3 million of cash, as compared to $52.9 million in total liquidity at the end of the second quarter of 2019.

Third Quarter and Fiscal Year 2020 Outlook:

We will not be issuing forward guidance at this time.

Conference Call Information:

A conference call to discuss second quarter and first half of 2020 financial results is scheduled for today, September 2, 2020, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income (loss) from operations, adjusted net income (loss), adjusted diluted earnings (loss) per share and Adjusted EBITDA. We define adjusted income (loss) from operations and adjusted net income (loss) as income (loss) from operations and net income (loss), respectively, in each case, plus expenses incurred relating to bonuses and increased wages paid to front-line  and non-executive back office associates due to COVID-19, costs incurred for the recruitment and hiring of key members of management, certain expenses incurred relating to the acquisition of Field and Stream stores, tax benefits recognized, and the costs and impairments recorded relating to the closure of one store during the first quarter of 2020, as applicable. We define adjusted diluted earnings (loss) per share as diluted earnings (loss) per share excluding the impact of expenses incurred related to the bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19, expenses incurred relating to the recruitment and hiring of key members of management, certain expenses incurred relating to the acquisition of Field and Stream stores, and the costs and impairments recorded relating to the closure of one store during the first quarter of 2020, as applicable. We define Adjusted EBITDA as net income (loss) plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19, pre-opening expenses, and other gains, losses and expenses that we do not believe are indicative of our ongoing expenses. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, statements regarding the expected our ability to profitably penetrate small and mid-sized markets and our ability to invest in long-term growth and profitability. Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: the potential effects of COVID-19 and measures intended to reduce its spread on our operations; the Company’s retail-based business model; general economic, market and other conditions and changes in consumer spending; the Company’s concentration of stores in the Western United States; competition in the outdoor activities and specialty retail market; changes in consumer demands; the Company’s expansion into new markets and planned growth; current and future government regulations; risks related to the Company’s continued retention of its key management; the Company’s distribution center; quality or safety concerns about the Company’s merchandise; events that may affect the Company’s vendors; trade restrictions; public health crises and social unrest; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 1, 2020 which was filed with the SEC on April 9, 2020, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contacts:

Robert Julian, Chief Financial Officer

Caitlin Howe, Vice President, Corporate Development & Investor Relations

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Income (Unaudited)

(in thousands, except per share data)

	For the Thirteen Weeks Ended

	August 1, 2020	% of net sales	August 3, 2019	% of net sales

Net sales	$ 380,989	100.0%	$ 211,766	100.0%
Cost of goods sold	251,896	66.1%	138,544	65.4%
Gross profit	129,093	33.9%	73,222	34.6%

Operating expenses:
Selling, general and administrative expenses	83,606	21.9%	63,460	30.0%
Income from operations	45,487	12.0%	9,762	4.6%
Interest expense	1,017	0.3%	2,353	1.1%
Income before income tax expense	44,470	11.7%	7,409	3.5%
Income tax expense	12,009	3.2%	1,911	0.9%
Net income	$ 32,461	8.5%	$ 5,498	2.6%

Earnings per share
Basic	$ 0.75		$ 0.13
Diluted	$ 0.73		$ 0.13

Weighted average shares outstanding
Basic	43,537		43,130
Diluted	44,368		43,155

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Income (Unaudited)

(in thousands, except per share data)

	For the Twenty-six Weeks Ended

	August 1, 2020	% of net sales	August 3, 2019	% of net sales

Net sales	$ 627,824	100.0%	$ 385,783	100.0%
Cost of goods sold	423,957	67.5%	258,388	67.0%
Gross profit	203,867	32.5%	127,395	33.0%

Operating expenses:
Selling, general and administrative expenses	158,825	25.3%	122,990	31.9%
Income from operations	45,042	7.2%	4,405	1.1%
Interest expense	2,551	0.4%	4,458	1.2%
Income (loss) before income tax expense	42,491	6.8%	(53)	(0.1%)
Income tax expense (benefit)	11,160	1.8%	(92)	0.0%
Net Income	$ 31,331	5.0%	$ 39	(0.1%)

Earnings per share
Basic	$ 0.72		$ 0.00
Diluted	$ 0.71		$ 0.00

Weighted average shares outstanding
Basic	43,430		43,065
Diluted	44,098		43,090

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

Assets
	August 1, 2020	February 1, 2020
Current assets:
Cash	$12,288	$1,685
Accounts receivable, net	551	904
Merchandise inventories	296,765	275,505
Income tax receivable	-	812
Prepaid expenses and other	16,469	12,732
Total current assets	326,073	291,638
Operating lease right of use asset	223,602	224,520
Property and equipment, net	95,402	98,767
Goodwill	1,496	1,496
Definite lived intangible assets, net	207	220
Total assets	$646,780	$616,641

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$128,054	$38,157
Accrued expenses	98,764	70,118
Operating lease liability, current	35,854	34,487
Income taxes payable	7,291	-
Revolving line of credit	2,858	116,078
Current portion of long-term debt, net of discount and debt issuance costs	-	5,936
Total current liabilities	272,821	264,776

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	15,901	23,781
Deferred income taxes	3,470	562
Operating lease liability, noncurrent	211,851	217,254
Total long-term liabilities	231,222	241,597
Total liabilities	504,043	506,373

Stockholders’ equity:
Common stock	436	433
Additional paid-in capital	87,941	86,806
Accumulated earnings	54,360	23,029
Total stockholders’ equity	142,737	110,268
Total liabilities and stockholders' equity	$646,780	$616,641

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	August 1, 2020	August 3, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$31,331	$39
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	10,670	9,245
Amortization of discount on debt and deferred financing fees	311	170
Amortization of Intangible assets	10	13
Loss (gain) on asset dispositions	803	(311)
Noncash operating lease expense	13,787	14,002
Deferred income taxes	2,908	307
Stock based compensation	1,554	948
Change in assets and liabilities, net of amounts acquired:
Accounts receivable, net	353	10
Operating lease liabilities	(15,807)	(14,895)
Merchandise inventory	(16,943)	(12,710)
Prepaid expenses and other	(3,863)	634
Accounts payable	87,665	39,040
Accrued expenses	24,866	1,860
Income taxes payable and receivable	8,103	(2,918)
Net cash provided by operating activities	145,748	35,434

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net of amounts acquired	(8,579)	(14,761)
Acquisition of Field and Stream stores, net of cash acquired	(3,444)	-
Proceeds from sale of property and equipment	-	311
Net cash used in investing activities	(12,023)	(14,450)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on line of credit	(113,220)	(17,180)
(Decrease) Increase in book overdraft	4,512	319
Proceeds from issuance of common stock per employee stock purchase plan	273	174
Payment of withholdings on restricted stock units	(687)	(369)
Principal payments on long-term debt	(14,000)	(4,000)
Net cash used in financing activities	(123,122)	(21,056)

Net change in cash	10,603	(72)
Cash at beginning of year	1,685	1,547
Cash at end of period	$12,288	$1,475

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Measures (Unaudited)

(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Twenty-six Weeks Ended

	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Income from operations	$45,487	$9,762	$45,042	$4,405
Acquisition costs (1)	$6	$-	$35	$-
Hazard pay (2)	1,500	-	2,600	-
Store closing write-off (3)	-	-	1,039	-
Executive transition costs (4)	-	266	-	623
Adjusted income from operations	$46,993	$10,028	$48,716	$5,028

Reconciliation of GAAP net income and GAAP dilutive earnings per share to adjusted net income and adjusted diluted earnings per share:

Numerator:
Net income	$32,461	$5,498	$31,331	$39
Acquisition costs (1)	6	-	35	-
Hazard pay (2)	1,500	-	2,600	-
Store Closing Write-off (3)	-	-	1,039	-
Executive Transition Costs (4)	-	266	-	623
Less tax benefit	(408)	(69)	(997)	(161)
Adjusted net income	$33,559	$5,695	$34,008	$501

Denominator:
Diluted weighted average shares outstanding	44,414	43,155	44,136	43,090

Reconciliation of earnings per share:
Dilutive earnings per share	$0.73	$0.13	$0.71	$-
Impact of adjustments to numerator and denominator	0.03	-	0.06	0.01
Adjusted diluted earnings per share	$0.76	$0.13	$0.77	$0.01

(1) Expenses incurred relating to the acquisition of Field & Stream stores.

(2) Expense incurred relating to bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19.

(3) Costs and impairments recorded relating to the closure of one store during the first quarter of 2020.

(4) Costs incurred for the recruitment and hiring of key members of management.

(5) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2019 Performance Incentive Plan and employee stock purchase plan.

(6) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Measures (Unaudited)

(in thousands, except per share data)

Reconciliation of net income to adjusted EBITDA:
	For the Thirteen Weeks Ended		For the Twenty-six Weeks Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Net income	$32,461	$5,498	$31,331	$39
Interest expense	1,017	2,353	2,551	4,458
Income tax expense (benefit)	12,009	1,911	11,160	(92)
Depreciation and amortization	5,318	4,645	10,681	9,258
Stock-based compensation expense (5)	818	494	1,554	948
Pre-opening expenses (6)	431	672	819	1,001
Acquisition costs (1)	6	-	35	-
Hazard pay (2)	1,500	-	2,600	-
Store closing write-off (3)	-	-	1,039	-
Executive transition costs (4)	-	266	-	623
Adjusted EBITDA	$53,560	$15,839	$61,770	$16,235

(1) Expenses incurred relating to the acquisition of Field & Stream stores.

(2) Expense incurred relating to bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19.

(3) Costs and impairments recorded relating to the closure of one store during the first quarter of 2020.

(4) Costs incurred for the recruitment and hiring of key members of management.

(5) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2019 Performance Incentive Plan and employee stock purchase plan.

(6) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.